UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

       Date of Report (Date of earliest event reported): December 15, 1999

                          TRIPACIFIC DEVELOPMENT CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                            (State of Incorporation)

                                    000-26683
                            (Commission File Number)

                                   98-0204701
                     (I.R.S. Employer Identification Number)

                                   Suite 1500
                             885 West Georgia Street
                           Vancouver, British Columbia
                                     V6C 3E8
          (Address of principal executive offices, including zip code)

                                  (604)687-0717
              (Registrant's telephone Number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

On October 15, 1999, seven corporate shareholders and four individual shareholders reported on Schedule 13D under the Securities and Exchange Act of 1934 that they had acquired 500,000 common shares of the Issuer or 100% of the Issuer's issued common shares. Subsequent to the filing of the Schedule 13D, the share purchase agreement was rescinded resulting in the Issuer's original shareholders maintaining their interest in the Issuer's common shares. Various of the Issuer's original shareholders have sold small amounts of the Issuer's common shares in private transactions which total less than 10% of the Issuer's issued share capital.

The Issuer's original shareholders were all party to lock up agreements which are described in detail in the Issuer's Form 10SB which was filed with the Securities and Exchange Commission on July 12, 1999. The share purchase agreement was entered into in contemplation of a business acquisition by the Issuer which would have permitted termination of the original shareholders' lock up agreements.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

The Issuer has acquired the URL www.fatbid.com. The URL was assigned to the Issuer by a shareholder at no cost to the Issuer. The Issuer proposes to have current management develop a business plan based upon this URL and described as follows:

The Issuer is seeking to become positioned as one of the fastest growing interactive auction companies doing business through the Internet. The Issuer's goal is to be a real-time auction web site that provides businesses and consumers with the opportunity to purchase products and services securely in an engaging and entertaining shopping format.

The  Issuer's   mission  is  to  become  a  leading   business-to-business   and
business-to-consumer Internet auction site by making customer service and customer relationships the primary focus of its business model. The Issuer is dedicated to building its brand as the auction site that puts reputable and legitimate sellers in a position to sell fully and accurately described products and services which will meet the needs and expectations of an informed customer base. The Issuer is creating a community that carefully screens and selects vendors, and protects buyers with full product specification disclosure and consumer education resources. The Issuer will provide its customers with information and support services that are designed to help them make smart, informed buying decisions in the Industry's most consumer friendly auction environment.

The Issuer will specialize in providing leading business-to-business and business-to-consumer auction services for brand name consumer electronics and computer products, and then expand its offerings to include sports memorabilia and other products. The Issuer's goal is to offer up to 1,000 products for sale each week, during two auction periods within the first year of operation. The Issuer will grow its business through cost-effective grass roots marketing efforts. The Issuer has acquired the unique URL www.fatbid.com to achieve these goals.

The Issuer's initial business purpose was to investigate business opportunities presented to it by persons or firms who or which desire the advantages of reporting status under the Securities Exchange Act of 1934. The Issuer did not restrict its search to any specific business, industry, or geographical location. After conducting due diligence on a number of potential business opportunities and corporate targets management of the Issuer has made the decision to build an internet auction business from the ground up using management's resources and access to capital. The Issuer may also, in the future, acquire assets and or establish wholly owned subsidiaries which compliment the Issuer's evolving business plan.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

                                   TRIPACIFIC DEVELOPMENT CORP.

                                   Per:  /s/ Jason John, President and Director
                                        ----------------------------------------
                                            Jason John, President and Director